                                                                      EXHIBIT 99

NEWS RELEASE                                                                TALX
--------------------------------------------------------------------------------

                                               Contact:     Craig N. Cohen
                                                            Phone:  314-214-7000
                                                            E-mail: cnc@talx.com

                        TALX REPORTS 30 PERCENT INCREASE
                   IN FISCAL THIRD-QUARTER EARNINGS PER SHARE

         ST. LOUIS, Mo. (January 29, 2003) - TALX Corporation (NASDAQ: TALX) today reported earnings of $4.2 million, or $0.30 per diluted share, for the fiscal third quarter ended December 31, 2002, compared with $3.3 million, or $0.23 per diluted share, for the year-ago period. The 30 percent increase in earnings per share was due principally to the accretive impact of the unemployment cost management business, acquired in March 2002, and 31 percent revenue growth in The Work Number services.

         Total revenues increased 141 percent to $33.7 million from $14.0 million the prior year. The gains were partially offset by revenue decreases in the company's smaller businesses - human resources and benefits application services, customer premises systems, and maintenance and support.

         Earnings for the first nine months of fiscal 2003 were $8.7 million, or $0.61 per diluted share, compared with $2.5 million or $0.19 per share, for the first nine months of fiscal 2002. Excluding the after-tax impact of the non-recurring restructuring charge and inventory write-down, earnings in the prior year period were $4.3 million. Nine-month revenues increased 175 percent to $92.0 million from $33.4 million.

         William W. Canfield, president and chief executive officer, commented, "Broadening our suite of services that deliver or use payroll data has significantly enhanced our market position. We continue to be pleased with the progress of the unemployment cost management business. Additionally, the integration of the acquired operations has proceeded according to plan. Importantly, during the first nine months of fiscal 2003, we have sold additional services to clients totaling over $7 million of revenue on an annual basis. This demonstrated ability to cross-sell services to existing clients is an important objective of our acquisition strategy."

         The company reported that for the fiscal third quarter The Work Number services revenues rose 31 percent to $9.0 million from $6.9 million in the year-ago period. The total number of employment records on the service increased to 72.0 million at December 31 from 51.2 million a year ago and 68.9 million at the end of the prior quarter, representing gains of 41 percent and 4 percent, respectively. Total employment records under contract, including those in backlog to be added to the database, increased to 78.6 million at December 31 from 60.7 million a year earlier and 74.2 million at the end of the previous quarter, for increases of 29 percent and 6 percent, respectively. The Work Number's employment and income verification service managed 907,000 transactions during the quarter ended December 31, compared to 556,000 in the year-ago quarter and 827,000 during the prior sequential quarter. The increase in transactions was attributable to an increase in the number of records available on the database and successful marketing of the service to large verifiers.

         "In addition to revenue growth, we achieved strong gross margin improvement in our two principal businesses," Craig N. Cohen, chief financial officer, pointed out. "The gross margin in The Work Number improved by 290 basis points and was up in unemployment cost management by 160 basis points over the prior sequential quarter. The gross margin gains, coupled with a 80 basis point reduction in operating expenses from the prior sequential quarter, contributed to a 630 basis point improvement in operating income for the company."

         Performance of human resources and benefits application services, customer premises systems, and maintenance and support all were in line with company expectations. "Human resources and benefits application services revenues declined 16 percent as new sales did not replace normal client attrition. This business continued to be dampened by economic conditions, and we expect this should continue through the remainder of this fiscal year," Canfield noted. "While we believe we have an excellent base of satisfied clients, prospective clients' budgets are tight, and fewer companies than anticipated early in the year have added our benefit enrollment services to their employee service offerings," he explained.

         The company believes that its business model is sustainable and expects the favorable momentum to continue. Accordingly, the company is comfortable with the revenue and earnings expectations for the remainder for fiscal 2003 and for fiscal 2004.

         A conference call to discuss the company's performance during its fiscal 2003 third quarter is scheduled for Thursday, January 30, at 9:00 a.m. Central Standard Time. To participate in this call, dial (800) 450-0786. A slide presentation will accompany the call on the Web at www.talx.com/2003. A digitized replay of the call will be in effect from 12:30 p.m. Central Time on January 30 through midnight on Friday, January 31. The replay number is (800) 475-6701 and the access code is 670135.

         TALX Corporation is a leading business process outsourcer for payroll data-centric services. TALX holds a leadership position in two key employment-related services - automated employment and income verification services via The Work Number(R) and unemployment cost management services via UC eXpress(SM). TALX also provides paperless payroll services, W-2 services, automated benefits enrollment and automated time entry services. Based in St. Louis, Missouri, TALX Corporation's common stock trades on the Nasdaq Stock Market(R) under the symbol TALX. For more information about TALX Corporation call 314-214-7000 or access the company's Web site at www.talx.com.

         Statements in this news release expressing the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, anticipated revenue and earnings in fiscal 2003 and fiscal 2004 and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

         These risks and uncertainties include, without limitation, the risks detailed in the company's 2002 10-K/A, and those described in other documents and reports filed from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) the risks associated with securities litigation, the SEC investigation and the restatement of our financial statements (2) risk that our future growth will depend on our ability to successfully integrate our acquisitions and capitalize on anticipated cross-selling opportunities, (3) risk of our ability to successfully increase the size and range of applications for The Work Number database, (4) risk that our revenues from The Work Number may fluctuate in response to changes in the level of residential mortgage activity and interest rates, (5) risk that the market for The Work Number depends in part on the requirements established by purchasers in the secondary mortgage market, and our revenues and profitability would be significantly harmed if these requirements were relaxed, (6) risks associated with our ability to maintain the accuracy and confidentiality of employee information, (7) risk or uncertainty regarding possible applicability of the Fair Credit Reporting Act to The Work Number, (8) risks associated with privacy legislation, (9) risk of interruption of computer network and telephone operations and (10) risks associated with quarterly and annual operating results fluctuations. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

                              -- tables attached --



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Add Four

                        TALX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)

                                         Three Months Ended                    Nine Months Ended
                                             December 31,                        December 31,
                                 ----------------------------------   ----------------------------------
                                       2002               2001               2002              2001
                                 ---------------    ---------------   ---------------    ---------------
                                                       (restated)                            (restated)
Revenues:
  The Work Number services       $         9,011    $         6,856   $        25,200    $        19,618
  Unemployment cost management
   services                               18,879                 --            54,857                 --
  Human resources and benefits
   application services                    4,652              5,543             8,004              8,204
  Customer premises systems                  281                604             1,182              2,613
  Maintenance and support                    908                978             2,756              2,944
                                 ---------------    ---------------   ---------------    ---------------
    Total revenues                        33,731             13,981            91,999             33,379
                                 ---------------    ---------------   ---------------    ---------------
Cost of revenues:
  The Work Number services                 2,912              2,335             8,745              6,646
  Unemployment cost management
   services                                9,697                 --            28,468                 --
  Human resources and benefits
   application services                    1,744              2,265             5,071              6,066
  Customer premises systems                  338                425               915              2,081
  Maintenance and support                    173                227               548                811
  Inventory write-down                        --                 --                --                307
                                 ---------------    ---------------   ---------------    ---------------
    Total cost of revenues                14,864              5,252            43,747             15,911
                                 ---------------    ---------------   ---------------    ---------------
    Gross margin                          18,867              8,729            48,252             17,468
                                 ---------------    ---------------   ---------------    ---------------
Operating expenses:
  Selling and marketing                    4,910              2,113            14,098              6,650
  General and administrative               6,837              1,992            18,939              5,356
  Restructuring charge                        --                 --                --              2,627
                                 ---------------    ---------------   ---------------    ---------------
    Total operating expenses              11,747              4,105            33,037             14,633
                                 ---------------    ---------------   ---------------    ---------------
    Operating income                       7,120              4,624            15,215              2,835
                                 ---------------    ---------------   ---------------    ---------------
Other income(expense), net
  Interest income                             21                550                84              1,121
  Interest expense                          (362)                --            (1,128)                --
  Other, net                                   2                 14                (4)                42
                                 ---------------    ---------------   ---------------    ---------------
    Total other income
     (expense), net                         (339)               564            (1,048)             1,163
                                 ---------------    ---------------   ---------------    ---------------
    Earnings before
     income tax expense                    6,781              5,188            14,167              3,998
Income tax expense                         2,611              1,885             5,444              1,496
                                 ---------------    ---------------   ---------------    ---------------
Net earnings                     $         4,170    $         3,303   $         8,723    $         2,502
                                 ===============    ===============   ===============    ===============

Basic earnings
  per share:                     $          0.30    $          0.24   $          0.63    $          0.20
                                 ===============    ===============   ===============    ===============
Diluted earnings
  per share                      $          0.30    $          0.23   $          0.61    $          0.19
                                 ===============    ===============   ===============    ===============

Weighted average number
   of shares outstanding
   (basic)                            13,680,303         13,749,507        13,776,675         12,238,573
                                 ===============    ===============   ===============    ===============
Weighted average number
   of shares outstanding
   (diluted)                          14,107,896         14,468,025        14,248,357         13,142,274
                                 ===============    ===============   ===============    ===============

                                    - more -


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Add Five

                        TALX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except share information)

                                               December 31,       March 31,
                       ASSETS                     2002              2002
                                              --------------    --------------
                                                (unaudited)       (restated)
Current assets:
  Cash and cash equivalents                   $        6,306    $       21,431
  Accounts receivable, net                            15,405            12,469
  Inventories                                             69               104
  Work in progress, less progress billings             1,478             1,377
  Prepaid expenses and other current assets            5,049             3,340
  Deferred tax assets, net                             2,610             2,948
                                              --------------    --------------
    Total current assets                              30,917            41,669
Property and equipment, net                           10,732            11,357
Capitalized software development
  costs, net                                           3,710             3,262
Goodwill                                             105,469           102,564
Other intangibles, net                                18,791            19,175
Other assets                                           1,519             1,711
                                              --------------    --------------
                                              $      171,138    $      179,738
                                              ==============    ==============
      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of capitalized lease
    obligations                               $          164    $          156
  Current portion of long-term debt                    9,500             8,000
  Accounts payable                                     1,457             1,200
  Accrued expenses and other liabilities               8,682            20,455
  Dividends payable                                      410               413
  Income taxes payable                                 1,010               814
  Deferred revenue                                     8,763             7,632
                                              --------------    --------------
    Total current liabilities                         29,986            38,670
Deferred tax liabilities, net                          2,432               371
Capitalized lease obligations                             28               152
Long-term debt                                        14,500            22,000
Other long-term liabilities                            2,487             2,417
                                              --------------    --------------
    Total liabilities                                 49,433            63,610
                                              --------------    --------------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value;
    authorized 5,000,000 shares and no
    shares issued or outstanding at
    December 31 and March 31, 2002                        --                --
  Common stock, $.01 par value;
    authorized 30,000,000 shares,
    issued and outstanding 13,948,542
    shares at December 31, 2002, and
    13,909,714 shares at March 31, 2002                  139               139
  Additional paid-in capital                         162,773           162,058
  Accumulated deficit                                (38,165)          (44,007)
  Accumulated other comprehensive income:
    Unrealized loss on interest rate swap
     contract, net of tax of $106                       (170)               --
  Treasury stock, at cost, 255,792 shares
    at December 31, 2002 and 120,951 shares
    at March 31, 2002                                 (2,872)           (2,062)
                                              --------------    --------------
      Total shareholders' equity                     121,705           116,128
                                              --------------    --------------
                                              $      171,138    $      179,738
                                              ==============    ==============

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